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                                                                     EXHIBIT 5.1


                       [Kirkpatrick & Lockhart letterhead]


August 1, 2001

Luminent, Inc.
20550 Nordhoff Street
Chatsworth, CA 91311

Re:      Registration Statement on Form S-1
         File No. 333-65590

Dear Sirs:

We have examined the Registration Statement on Form S-1 and Amendment No. 1 thereto, file no. 333-65590 (collectively the "Registration Statement") filed and to be filed with the Securities and Exchange Commission in connection with the registration for resale under the Securities Act of 1933, as amended, of 18,720,000 shares of common stock, $0.001 par value (the "Shares"), of Luminent, Inc. (the "Company").

We have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as we have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.

On the basis of the foregoing, it is our opinion that the Shares are validly issued, fully paid and nonassessable shares of common stock of the Company.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than the substantive laws of the State of Delaware. .

We consent to the use of our name under the caption "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term expert as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



Sincerely,

/s/ Kirkpatrick & Lockhart LLP

KIRKPATRICK & LOCKHART LLP